UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street
Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 21, 2006, CombinatoRx, Incorporated (the “Company”) and Dr. Jan Lessem, its Chief Medical Officer and Chairman of Medical Advisory Boards, entered into an Employment, Confidentiality and Non-Competition Agreement, replacing Dr. Lessem’s prior employment agreement, which expired on August 31, 2006.

Pursuant to the terms of Dr. Lessem’s employment agreement, Dr. Lessem will receive an annual base salary of $320,000, subject to future adjustments by the Company’s Compensation Committee.  Dr. Lessem is also entitled, upon the recommendation of CombinatoRx’s President and Chief Executive Officer, and subject to the approval of the Company’s Compensation Committee, an annual cash bonus and an annual stock option or restricted stock grant.  Pursuant to the agreement, Dr. Lessem is entitled to a one-time housing stipend payment of $25,000 in September 2006.

Dr. Lessem’s employment agreement terminates on April 7, 2008, at which time the Company may, after the payment of $18,000, enter into a consulting agreement with Dr. Lessem under which he would be available to provide consulting services to the Company on an hourly basis on projects or other tasks directed by the Company.  The consulting agreement would expire on September 1, 2009.  Under the terms of the consulting agreement, Dr. Lessem’s outstanding stock options and restricted stock would continue to vest during the period of his service as a consultant under the consulting agreement.  In addition, if Dr. Lessem and his beneficiaries elect to continue participation in the Company’s health and dental plans under COBRA, the Company will contribute the employer’s share of the premium cost of such participation until the end of Dr. Lessem’s service under the consulting agreement.

Either the Company or Dr. Lessem may terminate his employment for any reason upon ninety days’ notice.  If the Company terminates Dr. Lessem’s employment without cause, as defined in the employment agreement, he will be entitled to his base salary and the cost of fringe benefits for 12 months after the date of termination and accelerated vesting of 25% of the options granted under this agreement which remain unvested on the date of termination.  In the event of a change of control, with change of control defined in the employment agreement, Dr. Lessem is entitled to his then base salary for 18 months to be paid in the usual manner under the terms of the agreement and acceleration and full vesting of all unvested stock options granted to Dr. Lessem.  A copy of the employment agreement entered into with Dr. Lessem is attached hereto and incorporated herein as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Employment, Confidentiality and Non-Competition Agreement, dated September 21, 2006, between CombinatoRx, Incorporated and Jan Lessem.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ Alexis Borisy
Name: Alexis Borisy
Title: Chief Executive Officer and President

Dated:  September 26, 2006

Index to Exhibits

Exhibit No.	Description
10.1	Employment, Confidentiality and Non-Competition Agreement, dated September 21, 2006, between CombinatoRx, Incorporated and Jan Lessem.